UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2025

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 4, 2025, GoPro, Inc. (“GoPro”) entered into a second lien credit agreement (the “Second Lien Credit Agreement”) by and among GoPro, certain subsidiaries of GoPro from time to time as guarantors, Mateo Financing, LLC, as lender (the “Second Lien Lender”), and Farallon Capital Management, L.L.C., as administrative agent and as collateral agent (in such capacities, the “Second Lien Agent”), pursuant to which the Second Lien Lender would extend to GoPro a term loan in an aggregate principal amount of $50,000,000 (the “Term Loan”). The proceeds of the Term Loan borrowing will be used by GoPro to repay GoPro’s outstanding 1.25% Convertible Senior Notes due November 2025.

The Term Loan will mature on January 22, 2028 (the “Second Lien Maturity Date”), and will bear interest, at our option, at a rate equal to (i) the applicable one or three-month secured overnight financing rate (“SOFR”) plus 7.50%, or (ii) the base rate plus 6.50%. In the Second Lien Credit Agreement, the base rate is defined as the greatest of (i) the Wall Street Journal prime rate, (ii) the federal funds rate plus 0.50% or (iii) a per annum rate equal to the SOFR plus 1.00%. During an event of default under the Second Lien Credit Agreement, the applicable interest rates are increased by 2.0% per annum. The Term Loan is subject to mandatory prepayment in certain cases involving asset dispositions, debt issuances, certain receipts of cash proceeds from insurance and other extraordinary receipts, and change in control. We are also required to apply 25% of excess cash flow to repay the Term Loan. Prepayments of the Term Loan, whether optional, mandatory, before, on or after the Second Lien Maturity Date, or as a result of any acceleration of the Term Loan as a result of an event of default, require a prepayment premium in an amount set forth in the Second Lien Credit Agreement.

Under the Second Lien Credit Agreement, GoPro will pay to the Second Lien Lender an upfront fee of 2.0% of the aggregate principal amount of the Term Loan. GoPro is also obligated to pay the Second Lien Agent fees customary for credit facilities of these sizes and types.

The Second Lien Credit Agreement contains customary representations, warranties and affirmative and negative covenants, including financial covenants. The negative covenants include restrictions on the incurrence of liens and indebtedness, certain investments, dividends, stock repurchases and other matters, all subject to certain exceptions. The financial covenants require (a) GoPro to maintain liquidity (defined as unrestricted cash, cash equivalents and availability under the Revolving Credit Agreement (as defined below) of at least $40,000,000, subject to a step-down to $30,000,000 upon achievement of a total leverage ratio below 1.00:1.00; (b) GoPro not to have EBITDA (as defined in the Second Lien Credit Agreement) of (i) less than $10,000,000 for the fiscal quarter ending December 31, 2025, (ii) less than $10,000,000 for the period of four consecutive fiscal quarters ending March 31, 2026, (iii) $22,000,000 for the period of four consecutive fiscal quarters ending June 30, 2026, (iv) $30,000,000 for the period of four consecutive fiscal quarters ending September 30, 2026 or (v) $40,000,000 for any period of four consecutive fiscal quarters ending on or after December 31, 2026; and (c) GoPro not to permit an asset coverage ratio (defined as the ratio of (x) the sum of unrestricted cash, cash equivalents, and certain accounts and inventory, divided by (y) the sum of accounts payable and total debt) of less than (i) on or prior to December 31, 2025, 1.25:1.00 or (ii) thereafter, 1.15:1.00.

The Second Lien Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of certain covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Second Lien Credit Agreement and Revolving Credit Agreement.

GoPro’s obligations under the Second Lien Credit Agreement are guaranteed by certain of GoPro’s domestic subsidiaries, and GoPro’s obligations under the Second Lien Credit Agreement are secured by a second lien security interest in substantially all of the assets of GoPro and certain of GoPro’s subsidiaries, each pursuant to a Guaranty and Security Agreement and subject to an intercreditor agreement with the RCF Agent and Revolving Lenders (each as defined below).

The Second Lien Agent and the Second Lien Lender, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to GoPro. These parties have received, and in the future may receive, compensation from GoPro for these services.

The foregoing summary and description of the provisions of the Second Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

On August 4, 2025, GoPro entered into Amendment No. 2 (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “RCF Agent”) and the several lenders from time to time party thereto (the “Revolving Lenders”), which amends that certain Credit Agreement, by and among GoPro, the RCF Agent and the Revolving Lenders (the “Revolving Credit Agreement”), in order to permit entry into the Second Lien Credit Agreement and grant the RCF Agent and Revolving Lenders a first-priority security interest in all of GoPro’s intellectual property registrations and applications pursuant to an Amended and Restated Guaranty and Security Agreement and subject to an intercreditor agreement with the Second Lien Agent and Second Lien Lender.

Upon entering into the Amendment, GoPro had $9,900,000 outstanding under the Revolving Credit Agreement.

The information in Item 3.02 is incorporated herein by reference.

The foregoing summary and description of the provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Warrant and Warrant Agreements

On August 4, 2025, in connection with the entry into the Second Lien Credit Agreement, GoPro entered into a warrant agreement (the “Warrant Agreement”) with the Second Lien Lender, whereby GoPro agreed to issue warrants (the “Warrants”) to purchase 11,076,968 shares of Class A Common Stock, par value $0.0001 of GoPro (“Common Stock”). Each Warrant has an exercise price of $1.25 per share, is immediately exercisable, will expire on August 4, 2035 (ten years from the date of issuance), and is subject to customary adjustments for certain transactions affecting GoPro’s capitalization. The Warrants issued to the Second Lien Lender may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the Second Lien Lender would exceed the specified beneficial ownership limitation provided therein (which is currently 4.99% and may be adjusted upon advance notice) immediately after exercise thereof. GoPro may also be required to repurchase up to $7.5 million of the Warrants if the Second Lien Lender is unable to sell the underlying shares of Common Stock under an existing registration statement or in certain limited circumstances. Pursuant to the Warrant Agreement, GoPro agreed to prepare and file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 30 days for purposes of registering the resale of shares of Common Stock issuable upon exercise of the Warrants and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, “Registrable Securities”). GoPro agreed to use commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the SEC.

GoPro also agreed to, among other things, indemnify each holder of Registrable Securities, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of the Common Stock), investment advisors and employees of each of them, each person who controls such holder within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and the officers, directors, members, stockholders, partners, agents and employees of each such controlling person, under the Initial Registration Statement against certain liabilities incident to GoPro’s obligations under the Warrant Agreement.

The foregoing summary and description of the provisions of the Warrants and Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants and Warrant Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 10.3, respectively with this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On August 4, 2025, GoPro issued a press release announcing its entry into the Second Lien Credit Agreement and the Warrant Agreement, which is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as may be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated August 4, 2025, by and among GoPro and Mateo Financing, LLC.
10.1*	Credit Agreement dated August 4, 2025, by and among GoPro and Farallon Capital Management, L.L.C., on behalf of the lenders thereunder
10.2*	Amendment No. 2 to Credit Agreement dated August 4, 2025, by and among GoPro and Wells Fargo Bank, National Association, on behalf of the lenders thereunder.
10.3	Warrant Agreement dated August 4, 2025, by and among GoPro and Mateo Financing, LLC.
99.1	Press Release of GoPro, Inc. dated August 4, 2025 announcing its entry into the Second Lien Credit Agreement and the Warrant Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* We have omitted the schedules or exhibits to this Exhibit in accordance with Regulation S-K Item 601(a)(5). A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	August 4, 2025	By: /s/ Jason C. Stephen
Jason C. Stephen Vice President, General Counsel and Secretary